Exhibit 99
Media Contact:
Rose Maltby
281-406-2212
FOR IMMEDIATE RELEASE
Investor Contact:
Richard Bajenski
281-406-2030
Parker Drilling Reports 2009 First Quarter Results
HOUSTON, May 6, 2009 — Parker Drilling Company (NYSE: PKD), a global drilling contractor and service provider, today reported financial and operating results for the 2009 first quarter. For the period, Parker Drilling reported net income of $2.1 million or $0.02 per diluted share on revenues of $173.9 million. Excluding non-routine items the Company reported net income of $5.6 million or $0.05 per diluted share. (A reconciliation of net income excluding non-routine items is provided in the attached financial tables).
Significant results and achievements of the first quarter include:
•	Revenues of $173.9 million, on par with the prior year’s first quarter, with revenue increases in the International Drilling and Project Management and Engineering Services segments. Including revenues from the new Construction Contract segment, these offset declines in U.S. Drilling and Rental Tools;
•	A significant year-to-year increase in segment gross margin as a percent of revenues for International Drilling, reaching 35.7 percent for the quarter;
•	International average rig utilization of 79 percent, ahead of last year’s first quarter average utilization of 73 percent;
•	On-schedule progress in the construction of the BP-owned Liberty rig and two Parker-owned arctic Alaska rigs; and
•	A first quarter company safety performance of 0.77 Total Recordable Incident Rate (TRIR), better than the Company’s 2009 TRIR goal of 0.92.
“In a difficult market that has impacted every sector of the worldwide energy industry, Parker delivered a successful performance for the quarter, supported by our geographical diversification and balanced business mix,” said Robert L. Parker Jr., chairman and chief executive officer. “The Gulf of Mexico barge business has pared back its operating costs to sustain itself through the downturn in its market while capturing a significant portion of the drilling work that has been available. The longer-term nature and oil drilling focus of our international operations have provided a strong boost to revenues and earnings.

The impact on Rental Tools from the decline in U.S. land drilling was softened by its position in the stronger shale regions and the strength of its customer relationships.
“The industry outlook for 2009 remains subdued, and will continue to impact the near-term prospects for the Company. Nevertheless, I expect our operating performance to improve as the year progresses, as we gain the benefits of a leaner cost structure; our strong technical, operational and safety leadership and our employee commitment to customer service,” Mr. Parker concluded.
2009 First Quarter Financial Review
For the three months ended March 31, 2009, Parker Drilling posted net income of $2.1 million, or $0.02 per diluted share, on revenues of $173.9 million, compared to net income of $23.2 million, or $0.21 per diluted share, on revenues of $173.3 million for the first quarter 2008. Excluding the impact of non-routine items, adjusted net income for the 2009 first quarter was $5.6 million or $0.05 per diluted share, compared with 2008 first quarter adjusted net income of $18.1 million or $0.16 per diluted share. (The results for 2008 have been restated for the impact of the recently adopted FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”). The 2009 first quarter included non-routine net after-tax expense of $3.5 million, or $0.03 per diluted share related to the previously disclosed investigations by the Department of Justice and the Securities and Exchange Commission regarding the Company’s utilization of the services of a customs agent in certain countries and an internal investigation regarding U.S. economic sanctions related primarily to the Company’s operations in Turkmenistan. The results for the first quarter 2008 included net after-tax income of $5.1 million, or $0.05 per diluted share, for non-routine items. (Details of the non-routine items are provided in the attached financial tables.)
Total revenues for the 2009 first quarter were relatively unchanged compared to the same period last year. U.S. Barge Drilling revenues declined 78 percent, to $9.9 million from $45.9 million, due to lower utilization and dayrates for the Gulf of Mexico barge drilling fleet. International Drilling revenues rose 13 percent to $77.4 million from $68.7 million, primarily the result of higher average fleet utilization. Rental Tools revenues decreased 4 percent to $37.9 million from $39.5 million, with the impact of the recent decline in U.S. land and Gulf of Mexico sholf drilling mostly offset by increased coverage in the active shale regions, and an increase in demand for workover equipment. Revenues for Project Management and Engineering services increased to $32.1 million from $19.2 million, primarily as a result of higher revenues from the Sakhalin projects and additional engineering and operations maintenance (O&M) services. Construction Contract segment revenues of $16.7 million reflect the quarter’s progress on the construction contract for the BP-owned Liberty ultra-extended-reach rig.

Adjusted EBITDA for the first quarter 2009 was $39.7 million compared to $61.0 million in the first quarter 2008. (Adjusted EBITDA is a non-GAAP financial measure. The calculations of adjusted EBITDA and reconciliation to the most directly comparable GAAP measure are shown on the attached tables). The Company’s U.S. Barge Drilling segment’s EBITDA was a loss of $3.3 million, compared to income of $24.4 million in the prior year’s first quarter, reflecting the impact of lower utilization and dayrates. The International Drilling segment’s EBITDA increased 71 percent to $27.6 million, compared to first quarter 2008 segment EBITDA of $16.1 million, primarily the result of an increase in fleet utilization and lower operating costs. Rental Tools achieved segment EBITDA of $21.4 million, 9 percent below the prior year first quarter segment EBITDA of $23.7 million. Delivering high quality products and customer service has provided support to strong operating margins for Quail Tools. Segment EBITDA for Project Management and Engineering Services increased 75 percent to $6.2 million, compared to the prior year’s first quarter level of $3.5 million, reflecting higher revenues for the Sakhalin projects and additional O&M and engineering projects.
Operations Review
•	Average utilization for the Company’s Gulf of Mexico barge rigs for the first quarter 2009 was 25 percent, compared to the 77 percent reported for the first quarter 2008 and the 61 percent reported for the fourth quarter 2008. Currently, barge rig utilization is 40 percent. The Company’s barge dayrates in the Gulf of Mexico averaged $28,000 per day during the first quarter 2009, compared to $41,200 per day in the first quarter 2008 and $39,400 per day in the fourth quarter 2008. (Average dayrates for each classification of barge by quarter are available in the “Dayrates — GOM” schedule posted on Parker’s website under “Investor Relations” at “Quarterly Support Materials”.)
•	Average utilization of international rigs, both land and barge rigs, for the first quarter 2009 was 79 percent, compared to 73 percent reported for the first quarter 2008 and 87 percent reported for the fourth quarter 2008. (Average utilization for each international region’s rig fleet by quarter is available in the “Rig Utilization Schedule” posted on Parker’s website under “Investor Relations” at “Quarterly Support Materials”.)
•	The Company’s Americas region operated at 90 percent utilization, with nine of ten rigs working throughout the quarter. Most of the working rigs in this region are on multi-well contracts that extend beyond 2009.

•	Parker’s twelve rigs located in the Commonwealth of Independent States / Africa Middle East (CIS / AME) region achieved average utilization of 86 percent during the quarter. Eleven rigs worked during the quarter, with one rig completing its contracted work in January. The majority of the working rigs in the CIS / AME region are operating under contracts that extend beyond 2009.

•	The eight-rig Parker fleet located in the Asia Pacific region operated at 64 percent utilization during the quarter. Five of the eight rigs worked during the quarter, one of which completed its contracted work in January. Most contracts in this region are for short duration projects. One working rig is on a contract that extends beyond 2009.
•	In Project Management and Engineering Services, the Yastreb rig¸ operated by Parker Drilling for the Sakhalin-1 consortium, completed its move north and spent much of the first quarter preparing to drill the Odoptu field.
Capital expenditures for the three months ended March 31, 2009 totaled $51.4 million, including $17.5 million for the construction of Parker’s two newbuild land rigs for Alaska; and $17.2 million for tubular goods and other rental equipment.
At the end of the period total debt was $446.5 million, and the Company’s total debt-to-capitalization ratio was 43.2 percent. Adjusted for the Company’s cash and cash equivalents balance of $148.4 million at March 31, 2009, Parker’s ratio of net-debt-to-net capitalization increased to 33.7 percent from 31.6 percent at the end of 2008. The Company’s $50 million term loan begins to amortize at $3.0 million per quarter beginning the third quarter 2009, while the remaining components of the Company’s debt do not mature until 2012 and 2013.
Conference Call
Parker Drilling has scheduled a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on Wednesday, May 6, 2009 to discuss first quarter 2009 results. Those interested in listening to the call by telephone may do so by dialing (303) 228-2964. Alternatively, the call can be accessed through the Investor Relations section of the Company’s Web site at http://www.parkerdrilling.com. A replay of the call will be available by telephone from May 6 through May 13 by dialing (303) 590-3000 and using the access code 11130198#, and for 12 months on the Company’s Web site.
This release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Acts. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including earnings per share guidance, the outlook for rig utilization and dayrates, general industry conditions including demand for drilling and customer spending and the factors affecting demand, competitive advantages including cost effective integrated solutions and technological innovation, future technological innovation, future operating results of the Company’s rigs and rental tool operations, capital expenditures, expansion and growth opportunities, asset sales, successful negotiation and execution of contracts, strengthening of financial position, increase in market share and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this release are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements due to certain risk factors, including the ongoing credit crisis which has created volatility in oil and natural gas prices and could result in reduced demand for drilling services. For a detailed discussion of risk factors that could cause actual results to differ materially from the Company’s expectations, please refer to the Company’s reports filed with the SEC, and in particular, the report on Form 10-K for the year ended December 31, 2008. Each forward-looking statement speaks only as of the date of this release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

PARKER DRILLING COMPANY AND SUBSIDIARIES
Consolidated Condensed Balance Sheets

	March 31, 2009	December 31, 2008
	(Unaudited)
	(Dollars in Thousands)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$148,403	$172,298
Accounts and Notes Receivable, Net	182,333	186,164
Rig Materials and Supplies	30,201	30,241
Deferred Costs	7,044	7,804
Deferred Income Taxes	9,735	9,735
Other Current Assets	61,546	67,049

TOTAL CURRENT ASSETS	439,262	473,291

PROPERTY, PLANT AND EQUIPMENT, NET	707,128	675,548

OTHER ASSETS
Deferred Income Taxes	25,852	22,956
Other Assets	33,060	33,925

TOTAL OTHER ASSETS	58,912	56,881

TOTAL ASSETS	$1,205,302	$1,205,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$9,000	$6,000
Accounts Payable and Accrued Liabilities	145,635	152,528

TOTAL CURRENT LIABILITIES	154,635	158,528

LONG-TERM DEBT	437,464	435,394

LONG-TERM DEFERRED TAX LIABILITY	7,133	8,230

OTHER LONG-TERM LIABILITIES	19,342	21,396

STOCKHOLDERS’ EQUITY	586,728	582,172

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,205,302	$1,205,720

Current Ratio	2.84	2.99

Total Debt as a Percent of Capitalization	43%	43%

Book Value Per Common Share	$5.04	$5.13

PARKER DRILLING COMPANY AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2009	2008
	(Dollars in Thousands)
REVENUES:
U.S. Drilling	$9,856	$45,888
International Drilling	77,381	68,740
Project Management and Engineering Services	32,054	19,179
Construction Contract	16,745	—
Rental Tools	37,889	39,471

TOTAL REVENUES	173,925	173,278

OPERATING EXPENSES:
U.S. Drilling	13,136	21,522
International Drilling	49,777	52,621
Project Management and Engineering Services	25,894	15,661
Construction Contract	15,914	—
Rental Tools	16,454	15,818
Depreciation and Amortization	27,124	26,166

TOTAL OPERATING EXPENSES	148,299	131,788

TOTAL OPERATING GROSS MARGIN	25,626	41,490

General and Administrative Expense	(13,060)	(6,668)
Gain on Disposition of Assets, Net	78	579

TOTAL OPERATING INCOME	12,644	35,401

OTHER INCOME AND (EXPENSE):
Interest Expense	(8,066)	(6,837)
Interest Income	286	368
Equity in Loss of Unconsolidated Joint Venture and Related Charges, net of tax	—	(1,105)
Other Income	(12)	60

TOTAL OTHER INCOME AND (EXPENSE)	(7,792)	(7,514)

INCOME BEFORE INCOME TAXES	4,852	27,887

INCOME TAX EXPENSE (BENEFIT)
Current	6,738	(10,643)
Deferred	(3,992)	15,328

TOTAL INCOME TAX EXPENSE (BENEFIT)	2,746	4,685

NET INCOME	$2,106	$23,202

EARNINGS PER SHARE — BASIC
Net Income	$0.02	$0.21

EARNINGS PER SHARE — DILUTED
Net Income	$0.02	$0.21

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	112,260,517	110,546,311
Diluted	113,366,444	111,481,301

PARKER DRILLING COMPANY AND SUBSIDIARIES
Selected Financial Data
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2009	2008	2008
	(Dollars in Thousands)
REVENUES:
U.S. Drilling	$9,856	$45,888	$33,634
International Drilling	77,381	68,740	86,211
Project Management and Engineering Services	32,054	19,179	37,928
Construction Contract	16,745	—	8,911
Rental Tools	37,889	39,471	45,696

Total Revenues	173,925	173,278	212,380

OPERATING EXPENSES:
U.S. Drilling	13,136	21,522	18,929
International Drilling	49,777	52,621	58,494
Project Management and Engineering Services	25,894	15,661	29,858
Construction Contract	15,914	—	8,442
Rental Tools	16,454	15,818	17,034

Total Operating Expenses	121,175	105,622	132,757

OPERATING GROSS MARGIN:
U.S. Drilling	(3,280)	24,366	14,705
International Drilling	27,604	16,119	27,717
Project Management and Engineering Services	6,160	3,518	8,070
Construction Contract	831	—	469
Rental Tools	21,435	23,653	28,662
Depreciation and Amortization	(27,124)	(26,166)	(31,961)

Total Operating Gross Margin	25,626	41,490	47,662

General and Administrative Expense	(13,060)	(6,668)	(10,288)
Impairment of Goodwill	—	—	(100,315)
Gain on Disposition of Assets, Net	78	579	683

TOTAL OPERATING INCOME (LOSS)	$12,644	$35,401	$(62,258)

Marketable Rig Count Summary
As of March 31, 2009

Total
U.S. Gulf of Mexico Barge Rigs
Workover	2
Intermediate	3
Deep	10

Total U.S. Gulf of Mexico Barge Rigs	15

International Land and Barge Rigs
Asia Pacific	8
Americas	10
CIS/AME	12
Other	1

Total International Land and Barge Rigs	31

Total Marketable Rigs	46

Adjusted EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Previously Reported Net Income (Loss)	$2,106	$(39,477)	$18,551	$22,596	$23,888	$34,571	$22,653	$16,860	$29,994
Restated Interest Expense, Net of Tax — Per APB 14-1	—	(724)	(721)	(699)	(686)	(670)	(562)	—	—

Restated N et Income (Loss)	2,106	(40,201)	17,830	21,897	23,202	33,901	22,091	16,860	29,994
Adjustments:
Income Tax (Benefit) Expense	2,746	(31,178)	19,673	13,762	4,685	(21,830)	18,803	15,813	24,109
Total Other Income and Expense	7,792	9,121	6,344	6,531	7,514	31,385	9,706	4,231	5,920
Loss/(Gain) on Disposition of Assets, Net	(78)	(683)	(799)	(636)	(579)	784	(543)	(269)	(16,404)
Impairment of Goodwill	—	100,315
Depreciation and Amortization	27,124	31,961	30,663	28,166	26,166	25,059	23,043	19,642	18,059

Provision for Reduction in Carrying Value of Certain Assets	—	—	—	—	—	371	1,091	—	—

Adjusted EBITDA	$39,690	$69,335	$73,711	$69,720	$60,988	$69,670	$74,191	$56,277	$61,678

PARKER DRILLING COMPANY AND SUBSIDIARIES
Reconciliation of Non-Routine Items *
(Unaudited)
(Dollars in Thousands, except Per Share)

Three Months Ending
March 31, 2009
Net income	$2,106
Earnings per diluted share	$0.02

Adjustments:
DOJ investigation	5,308

Total adjustments	$5,308
Tax effect of non-routine adjustments	(1,858)

Net non-routine adjustments	$3,450

Adjusted net income	$5,556

Adjusted earnings per diluted share	$0.05

Three Months Ending
March 31, 2008
Previously reported net income	$23,888
Previously reported earnings per diluted share	$0.21

Restated interest expense, net of tax — per APB 14-1	$(686)

Restated net income	$23,202
Restated earnings per share	$0.21

Adjustments:
Saudi Arabia	$1,105
FIN 48 tax benefit — Kazakhstan	(10,560)
PNG tax	4,127
DOJ investigation	441

Total adjustments	$(4,887)
Tax effect of non-routine adjustments	(175)

Net non-routine adjustments	$(5,062)

Adjusted net income	$18,140

Adjusted earnings per diluted share	$0.16

*	Adjusted net income, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company’s performance.